Exhibit 23

Consent of Independent Registered Public Accounting Firm

Red Lion Hotels Corporation

Spokane, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-135561, No. 333-60791, No. 333-151989 and No. 333-160485) of Red Lion Hotels Corporation of our reports dated March 15, 2012, relating to the consolidated financial statements, and the effectiveness of Red Lion Hotels Corporation’s internal control over financial reporting, which appear in this Form 10-K.

BDO USA, LLP

Spokane, WA

March 15, 2012